EXHIBIT 99.1

News Release

ChoiceOne Reports Third Quarter 2026 Results

Sparta, Michigan – October 30, 2026 – ChoiceOne Financial Services, Inc. ("ChoiceOne", NASDAQ:COFS), the parent company for ChoiceOne Bank, reported financial results for the quarter ended September 30, 2026.

Highlights

•
ChoiceOne reported net income of $14.5 million, or $0.97 per diluted share, for the third quarter of 2026, and net income of $40.7 million, or $2.71 per diluted share, for the first nine months of 2026.
•
Core loans increased $33.6 million, or 4.4% annualized, during the third quarter of 2026, and $145.4 million, or 5.0%, during the twelve months ended September 30, 2026, reflecting continued loan production.
•
Deposits, excluding brokered deposits, increased $95.7 million or an annualized 10.9% during the third quarter of 2026, and $109.9 million, or 3.1%, during the twelve months ended September 30, 2026.
•
GAAP net interest margin expanded 8 basis points from 3.59% in the second quarter of 2026 to 3.67% in the third quarter of 2026, reflecting the benefits of loan growth and steady funding costs.
•
Asset quality remained strong, with annualized net charge-offs of 0.08% of average loans for the third quarter of 2026, while nonperforming loans to total loans, excluding loans held for sale, were 1.25% at September 30, 2026. Notably, 0.40% of the nonperforming loans to total loans (excluding loans held for sale) is attributed to certain purchased loans which were identified prior to acquisition as having credit deterioration.

"ChoiceOne delivered strong third quarter results, highlighted by expansion in our net interest margin and growth in net interest income,” said Kelly Potes, Chief Executive Officer. “The improvement reflects the benefits of our disciplined balance sheet management and continued loan growth. We believe we are well positioned to build on this momentum as we move through the remainder of 2026.”

ChoiceOne reported net income of $14.5 million, or $0.97 per diluted share, for the third quarter of 2026, and net income of $40.7 million, or $2.71 per diluted share, for the first nine months of 2026, compared with net income of $14.7 million, or $0.97 per diluted share, for the third quarter of 2025, and net income of $14.3 million, or $1.05 per diluted share, for the first nine months of 2025. For the nine months ended September 30, 2025, results were impacted by the acquisition of Fentura Financial, Inc., which was completed during the first quarter of 2025. As of September 30, 2026, total assets were $4.5 billion, an increase of $162.2 million compared to September 30, 2025. The growth in total assets was primarily attributed to growth in core loans and warehouse mortgage advances.

Core loans, which exclude held for sale loans and mortgage warehouse advances, increased by $33.6 million or an annualized 4.4% during the third quarter of 2026 and grew by $145.4 million or 5.0% during the twelve months ended September 30, 2026. Loan interest income increased $1.7 million in the third quarter of 2026 compared to the second quarter of 2026 and $894,000 compared to the third quarter of 2025. Interest income due to accretion from purchased loans was approximately $2.7 million during the third quarter of 2026 compared to $3.6 million for the three months ended September 30, 2025. Interest income due to accretion from purchased loans increased GAAP net interest margin by 25 and 36 basis points in the third quarter of 2026 and the third quarter of 2025, respectively. Of the amount recognized in the third quarter of 2026, $1.9 million was calculated using the effective interest rate method of amortization, while the remaining $806,000 resulted from unexpected payoffs and paydowns of loans with an associated fair value mark. Estimated interest income due to accretion from purchased loans for the remainder of 2026 and 2027 using the effective interest method of amortization is $1.8 million and $6.0 million, respectively; however, actual results will be dependent on prepayment speeds and other factors. It is estimated that a total of $45.3 million remains to be recognized as interest income due to accretion from purchased loans over the life of the purchased loans portfolio, with $22.0 million expected to be recognized using the effective interest method over the next five years.

Deposits, excluding brokered deposits, totaled $3.6 billion at September 30, 2026, an increase of $95.7 million from June 30, 2026, and $109.9 million from September 30, 2025. The growth during the quarter was primarily due to seasonal fluctuations related to municipal deposits and the timing of tax receipts, while growth year over year reflects steady growth in sustainable deposits. The increase from June 30, 2026 was primarily attributable to growth of $100.3 million in interest-bearing demand deposits and $8.6 million in savings deposits, partially offset by a $7.0 million decrease in noninterest-bearing deposits and a $6.2 million decrease in certificates of deposit. Growth in relationship-based deposits strengthened the balance sheet, improved liquidity, and reduced the Company's reliance on brokered deposits and other borrowed funds. Brokered deposits decreased $25.8 million during the third quarter of 2026 to $67.5 million, while borrowed funds decreased $60.0 million to $234.9 million. At September 30, 2026, total available borrowing capacity secured by pledged assets was $1.2 billion. ChoiceOne can increase its borrowing capacity by utilizing unsecured federal fund lines and pledging additional assets. Uninsured deposits totaled $1.3 billion or 35.0% of deposits at September 30, 2026.

For the three months ended September 30, 2026, the annualized cost of deposits decreased four basis points to 1.54% from 1.58% for the second quarter of 2026, while the annualized cost of funds decreased four basis points to 1.73% from 1.77%. The cost of interest-bearing liabilities also decreased four basis points to 2.28% for the three months ended September 30, 2026 compared to June 30, 2026. These improvements were primarily due to deposit mix, as the average balance of lower cost liquid deposit balances were higher in the third quarter due to seasonality. Average brokered deposits decreased $68.1 million and average borrowings decreased $11.5 million in the third quarter of 2026 compared to the second quarter of 2026.

ChoiceOne has improved its funding profile through growth in relationship-based deposits in the third quarter of 2026 compared to the third quarter of 2025. During the three months ended September 30, 2026, ChoiceOne's annualized cost of deposits declined to 1.54% from 1.57%, while annualized cost of funds decreased to 1.73% from 1.77%. Average brokered deposits declined $24.1 million and average certificates of deposit declined $32.8 million in the three months ended September 30, 2026 compared to the three months ended September 30, 2025, while average interest-bearing demand and savings deposits increased $113.2 million. This favorable deposit mix contributed to lower funding costs and enhanced ChoiceOne's net interest income performance.

ChoiceOne incurred a $900,000 provision for credit losses on loans during the third quarter of 2026, due to the increase in loan balances and $647,000 in net charge offs. The ratio of the allowance for credit losses to total loans (excluding loans held for sale) was 1.16% on September 30, 2026 compared to 1.16% and 1.18% on June 30, 2026 and December 31, 2025, respectively. Asset quality continues to remain strong, with annualized net loan charge-offs to average loans of 0.08% for the third quarter of 2026. Nonperforming loans to total loans (excluding loans held for sale) increased to 1.25% as of September 30, 2026 compared to 1.07% as of June 30, 2026. Notably, 0.40% of the nonperforming loans to total loans (excluding loans held for sale) was attributed to certain purchased loans which were identified prior to acquisition as having credit deterioration. Although nonperforming loans increased to $38.6 million at September 30, 2026, the portfolio continues to benefit from meaningful credit protection. Approximately 35.5% of the loans are supported by SBA or USDA guarantees, and approximately 34.3% of nonperforming assets consist of residential real estate loans, where strong collateral values and the Bank's historical loss experience have limited realized losses.

At September 30, 2026, shareholders’ equity totaled $469.8 million, compared with $482.7 million at June 30, 2026 and $449.6 million at September 30, 2025. The decline in the third quarter of 2026 compared to the second quarter of 2026 was primarily attributable to a $22.3 million decline in accumulated other comprehensive income resulting from the effect of higher long-term interest rates on the fair value of the Company’s available-for-sale securities portfolio, partially offset by third-quarter earnings. During the third quarter of 2026, ChoiceOne repurchased 40,000 shares of its common stock for $1.3 million under its existing share repurchase plan. The repurchase reflects management’s continued confidence in the Company’s capital position and its commitment to enhancing long-term shareholder value. ChoiceOne Bank continues to be “well-capitalized,” with a total risk-based capital ratio of 12.9% as of September 30, 2026, compared to 12.8% on September 30, 2025.

Noninterest income for the three months ended September 30, 2026 was $6.8 million, a decrease of $389,000, from $7.1 million for the third quarter of 2025. The year-over-year decrease was primarily attributable to a $309,000 loss on other assets during the third quarter of 2026 compared to a $39,000 loss in the third quarter of 2025, and an unrealized loss on the market value of equity securities of $156,000 during the third quarter of 2026 compared to a gain of $458,000 in the third quarter of 2025, due to a CRA bond mutual fund whose fair value is impacted by higher long-term interest rates. These two items decreased 2026 third quarter earnings by approximately $0.03 per fully diluted share. Compared with the second quarter of 2026, noninterest income increased $1.8 million, primarily due to the absence of the $1.9 million loss on the sale of securities recognized in the second quarter of 2026. For the nine months ended September 30, 2026, noninterest income decreased $1.1 million to $17.5 million compared to the same period in 2025, primarily due to losses on sales of securities and unfavorable changes in the market value of equity securities, partially offset by growth in customer service charges, interchange income, and insurance and investment commissions.

Noninterest expense for the three months ended September 30, 2026 increased $330,000 to $26.5 million, compared to the third quarter of 2025. The increase primarily reflected higher salaries and benefits and data processing expenses, partially offset by lower intangible amortization, occupancy and equipment expense, and lower other operating expenses. Compared with the second quarter of 2026, noninterest expense increased $494,000. For the nine months ended September 30, 2026, noninterest expense decreased $9.0 million compared to the same period in 2025, primarily due to the absence of $17.4 million of merger-related expenses. Excluding those merger-related expenses, the year-over-year increase primarily reflected higher salaries and benefits and other operating costs associated with the Company’s expanded operations.

ChoiceOne’s tax expense for the first nine months of 2026 was reduced by $600,000 as a result of purchasing a transferable tax credit that will be applied to 2026 income taxes. Management intends to purchase similar sized transferable tax credits in the remainder of 2026 to reduce tax expense.

“The third quarter demonstrated the earnings power of our franchise,” said Kelly Potes, Chief Executive Officer. “The combination of strong loan production, growth in relationship-based deposits, and continued credit discipline drove improved net interest margin and profitability. These results reflect the hard work and commitment of our employees, and I want to thank them for continuing to serve our customers and communities at a high level. With a well-capitalized balance sheet and a strong liquidity position, we believe in our ability to capitalize on growth opportunities and continue generating value for shareholders.”

About ChoiceOne

ChoiceOne Financial Services, Inc. is a financial holding company headquartered in Sparta, Michigan, with assets over $4 billion, and the parent corporation of ChoiceOne Bank. Member FDIC. ChoiceOne Bank operates 54 offices in West, Central and Southeast Michigan. ChoiceOne Bank offers insurance and investment products through its subsidiary, ChoiceOne Insurance Agencies, Inc. ChoiceOne Financial Services, Inc. common stock is quoted on the Nasdaq Capital Market under the symbol “COFS.” For more information, please visit Investor Relations at ChoiceOne’s website choiceone.bank.

Forward-Looking Statements

This press release contains forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “may,” “could,” “look forward,” “continue”, “future”, "view" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements reflect current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, ChoiceOne does not undertake any obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Risk factors include, but are not limited to, the risk factors described in Item 1A in ChoiceOne’s Annual Report on Form 10-K for the year ended December 31, 2025 and in any of ChoiceOne’s subsequent SEC filings, which are available on the SEC’s website, www.sec.gov.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release includes certain non-GAAP financial measures. ChoiceOne believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand underlying financial performance and condition and trends of ChoiceOne.

Non-GAAP financial measures have inherent limitations. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, non-GAAP measures are used as comparative tools, together with GAAP measures, to assist in the evaluation of operating performance or financial condition. These measures are also calculated using the appropriate GAAP or regulatory components in their entirety and are computed in a manner intended to facilitate consistent period-to-period comparisons. ChoiceOne’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements.

Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in the tables to this press release under the heading non-GAAP reconciliation.

For Further Information:

Adom Greenland

Executive Vice President & CFO

(616) 887 – 2334

IR@ChoiceOne.bank

Condensed Balance Sheets
(Unaudited)

(In thousands)	September 30, 2026	June 30, 2026	September 30, 2025
Cash and cash equivalents	$94,965	$88,649	$98,978
Equity securities, at fair value	9,421	9,497	9,505
Securities Held to Maturity	376,611	383,345	388,517
Securities Available for Sale	527,285	555,571	544,023
Federal Home Loan Bank stock	15,823	15,823	18,562
Federal Reserve Bank stock	12,555	12,554	12,554
Loans held for sale	1,573	3,833	6,323
Mortgage warehouse advances	42,228	53,535	2,483
Core loans	3,052,799	3,019,246	2,907,445
Total loans held for investment	3,095,027	3,072,781	2,909,928
Allowance for credit losses	(35,990)	(35,738)	(34,754)
Loans, net of allowance for credit losses	3,059,037	3,037,043	2,875,174
Premises and equipment	50,400	50,383	46,159
Cash surrender value of life insurance policies	87,763	87,011	74,231
Goodwill	129,854	129,854	126,730
Intangible assets	26,316	27,888	31,694
Other assets	67,502	55,438	64,452

Total Assets	$4,459,105	$4,456,889	$4,296,902

Noninterest-bearing deposits	$936,946	$943,943	$903,925
Interest-bearing demand deposits	1,456,823	1,356,540	1,395,724
Savings deposits	629,123	620,525	588,798
Certificates of deposit	581,402	587,596	605,912
Brokered deposits	67,475	93,228	72,672
Borrowings	234,882	294,850	197,752
Subordinated debentures	48,728	48,646	48,368
Other liabilities	33,917	28,882	34,136

Total Liabilities	3,989,296	3,974,210	3,847,287

Common stock and paid-in capital, no par value; shares authorized: 30,000,000; shares outstanding: 14,918,659 at September 30, 2026, 14,950,472 at June 30, 2026, and 15,017,802 at September 30, 2025.	395,878	396,681	398,688
Retained earnings	130,354	120,135	93,124
Accumulated other comprehensive income (loss), net	(56,423)	(34,137)	(42,197)
Shareholders' Equity	469,809	482,679	449,615

Total Liabilities and Shareholders’ Equity	$4,459,105	$4,456,889	$4,296,902

Condensed Statements of Operations (Unaudited)

	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	September 30,	June 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Interest income
Loans, including fees	$48,017	$46,346	$47,123	$140,005	$126,297
Securities:
Taxable	5,653	5,633	5,249	16,778	15,243
Tax exempt	1,291	1,430	1,418	4,172	4,220
Other	729	532	908	1,951	2,822
Total interest income	55,690	53,941	54,698	162,906	148,582

Interest expense
Deposits	14,331	14,341	14,287	42,417	39,843
Advances from Federal Home Loan Bank	2,134	2,102	1,926	6,418	5,637
Other	790	801	888	2,297	2,872
Total interest expense	17,255	17,244	17,101	51,132	48,352

Net interest income	38,435	36,697	37,597	111,774	100,230
Provision for credit losses on loans	900	550	200	1,450	14,013
Provision for (reversal of) credit losses on unfunded commitments	-	-	-	-	-
Net Provision for credit losses expense	900	550	200	1,450	14,013
Net interest income after provision	37,535	36,147	37,397	110,324	86,217

Noninterest income
Customer service charges	1,858	1,745	1,729	5,259	4,311
Interchange income	2,132	2,139	2,133	6,163	5,725
Insurance and investment commissions	714	720	485	1,985	1,320
Gains on sales of loans	604	466	671	1,478	1,470
Net gains (losses) on sales of securities	-	(1,933)	-	(2,136)	-
Net gains (losses) on sales and write downs of other assets	(309)	97	(39)	(203)	(26)
Earnings on life insurance policies	660	706	558	1,950	1,791
Trust income	758	671	734	2,121	1,836
Change in market value of equity securities	(156)	59	458	(71)	804
Other	494	269	415	963	1,338
Total noninterest income	6,755	4,939	7,144	17,509	18,569

Noninterest expense
Salaries and benefits	14,642	14,463	14,127	43,167	38,178
Occupancy and equipment	2,571	2,433	2,694	7,595	6,845
Data processing	2,641	2,450	2,499	7,381	6,937
Communication	578	531	517	1,664	1,458
Professional fees	917	1,018	834	2,917	2,478
Supplies and postage	269	294	267	898	816
Advertising and promotional	268	279	207	811	723
Intangible amortization	1,571	1,577	1,728	4,833	4,140
FDIC insurance	489	543	530	1,602	1,535
Merger related expenses	-	-	-	-	17,369
Other	2,599	2,463	2,812	7,504	6,907
Total noninterest expense	26,545	26,051	26,215	78,372	87,386

Income (loss) before income tax	17,745	15,035	18,326	49,461	17,400
Income tax expense (benefit)	3,200	2,572	3,645	8,749	3,091

Net income (loss)	$14,545	$12,463	$14,681	$40,712	$14,309

Basic earnings (loss) per share	$0.97	$0.83	$0.98	$2.72	$1.05
Diluted earnings (loss) per share	$0.97	$0.83	$0.97	$2.71	$1.05
Dividends declared per share	$0.29	$0.29	$0.28	$0.87	$0.84

Table 1 - Average Balances and tax-Equivalent Interest Rates (Unaudited)

	Three Months Ended September 30, 2026			Three Months Ended June 30, 2026			Three Months Ended September 30, 2025

(Dollars in thousands)	Average			Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loans (1)(3)(4)(5)	$3,054,471	$48,039	6.24%	$2,998,144	$46,364	6.20%	$2,927,878	$47,142	6.39%
Taxable securities (2)	771,925	5,653	2.91	774,014	5,633	2.92	703,045	5,249	2.96
Nontaxable securities (1)	248,799	1,634	2.61	275,477	1,810	2.64	287,274	1,795	2.48
Other	75,400	729	3.84	56,036	532	3.81	79,365	909	4.54
Interest-earning assets	4,150,595	56,055	5.36	4,103,671	54,339	5.31	3,997,562	55,095	5.47
Noninterest-earning assets	317,371			311,894			310,727
Total assets	$4,467,966			$4,415,565			$4,308,289

Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$1,449,580	$7,171	1.96%	$1,363,149	$6,562	1.93%	$1,374,827	$6,392	1.84%
Savings deposits	630,094	1,540	0.97	620,744	1,516	0.98	591,653	1,125	0.75
Certificates of deposit	583,930	4,949	3.36	584,423	4,922	3.38	616,686	5,777	3.72
Brokered deposit	67,598	671	3.94	135,700	1,341	3.96	91,735	993	4.30
Borrowings	219,811	2,187	3.95	231,263	2,240	3.89	179,122	2,019	4.47
Subordinated debentures	48,685	737	6.01	48,597	663	5.47	48,663	701	5.72
Other	-	-	0.00	-	-	0.00	8,550	94	4.38
Interest-bearing liabilities	2,999,698	17,255	2.28	2,983,876	17,244	2.32	2,911,236	17,101	2.33
Demand deposits	952,183			927,628			930,346
Other noninterest-bearing liabilities	36,719			27,385			28,258
Total liabilities	3,988,600			3,938,889			3,869,840
Shareholders' equity	479,366			476,676			438,449
Total liabilities and shareholders' equity	$4,467,966			$4,415,565			$4,308,289

Net interest income (tax-equivalent basis) (Non-GAAP) (1)		$38,800			$37,095			$37,994

Net interest margin (tax-equivalent basis) (Non-GAAP) (1)			3.71%			3.63%			3.77%

(1)
Adjusted to a fully tax-equivalent basis to facilitate comparison to the taxable interest-earning assets. The adjustment uses an incremental tax rate of 21%. The presentation of these measures on a tax-equivalent basis is not in accordance with GAAP, but is customary in the banking industry. These non-GAAP measures ensure comparability with respect to both taxable and tax-exempt loans and securities.
(2)
Taxable securities include dividend income from Federal Home Loan Bank and Federal Reserve Bank stock.
(3)
Loans include both mortgage warehouse advances and loans held for sale.
(4)
Non-accruing loan balances are included in the balances of average loans. Non-accruing loan average balances were $33.8 million, $29.4 million, and $17.0 million in the third quarter of 2026, the second quarter of 2026 and the third quarter of 2025, respectively.
(5)
Interest on loans included net origination fees and interest income due to accretion from purchased loans. Interest income due to accretion from purchased loans was $2.7 million, $2.4 million and $3.6 million in the third quarter of 2026, the second quarter of 2026 and the third quarter of 2025, respectively.

Other Selected Financial Highlights

(Unaudited)

	Quarterly
Earnings	2026 3rd Qtr.	2026 2nd Qtr.	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.
(in thousands except per share data)
Net interest income	$38,435	$36,697	$36,642	$36,840	$37,597
Net provision expense	900	550	-	800	200
Noninterest income	6,755	4,939	5,815	6,097	7,144
Noninterest expense	26,545	26,051	25,776	25,349	26,215
Net income (loss) before federal income tax expense	17,745	15,035	16,681	16,788	18,326
Income tax expense (benefit)	3,200	2,572	2,977	2,921	3,645
Net income (loss)	14,545	12,463	13,704	13,867	14,681
Basic earnings (loss) per share	0.97	0.83	0.91	0.92	0.98
Diluted earnings (loss) per share	0.97	0.83	0.91	0.92	0.97
Book value per share	31.49	32.29	31.42	31.02	29.94
Tangible book value per share (non-GAAP)	21.02	21.73	20.77	20.29	19.39

End of period balances	2026 3rd Qtr.	2026 2nd Qtr.	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.
(in thousands except shares data)
Gross loans	$3,096,601	$3,076,614	$2,993,273	$3,029,219	$2,916,251
Loans held for sale (1)	1,573	3,833	9,976	7,185	6,323
Mortgage warehouse advances (2)	42,228	53,535	51,187	58,987	2,483
Core loans (gross loans excluding 1 and 2 above)	3,052,799	3,019,246	2,932,110	2,963,047	2,907,445
Allowance for credit losses	35,990	35,738	35,496	35,550	34,754
Securities available for sale	527,285	555,571	573,531	554,420	544,023
Securities held to maturity	376,611	383,345	384,339	385,193	388,517
Other interest-earning assets	82,689	66,577	76,229	74,857	79,677
Total earning assets (before allowance)	4,083,186	4,082,107	4,027,372	4,043,689	3,928,468
Total assets	4,459,105	4,456,889	4,394,565	4,410,551	4,296,902
Noninterest-bearing deposits	936,946	943,943	912,845	907,007	903,925
Interest-bearing demand deposits	1,456,823	1,356,540	1,428,338	1,364,887	1,395,724
Savings deposits	629,123	620,525	624,084	607,045	588,798
Certificates of deposit	581,402	587,596	598,743	616,180	605,912
Brokered deposits	67,475	93,228	103,381	104,906	72,672
Total deposits	3,671,769	3,601,832	3,667,391	3,600,025	3,567,031
Deposits excluding brokered	3,604,294	3,508,604	3,564,010	3,495,119	3,494,359
Total subordinated debt	48,728	48,646	48,552	48,460	48,368
Total borrowed funds	234,882	294,850	184,819	264,788	197,752
Other interest-bearing liabilities	-	-	1	7,689	7,695
Total interest-bearing liabilities	3,018,432	3,001,385	2,987,918	3,013,955	2,916,921
Shareholders' equity	469,809	482,679	470,001	465,353	449,615
Basic weighted average shares outstanding	14,941,089	14,962,556	14,990,017	15,015,486	15,014,933
Dilutive weighted average shares outstanding	15,001,838	15,006,518	15,041,910	15,065,937	15,061,155

Average Balances	2026 3rd Qtr.	2026 2nd Qtr.	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.
(in thousands)
Loans	$3,054,471	$2,998,144	$2,979,652	$2,961,133	$2,927,878
Securities	1,020,724	1,049,491	1,037,013	1,036,038	990,319
Other interest-earning assets	75,400	56,036	74,803	69,056	79,365
Total earning assets (before allowance)	4,150,595	4,103,671	4,091,468	4,066,227	3,997,562
Total assets	4,467,966	4,415,565	4,404,620	4,375,527	4,308,289
Noninterest-bearing deposits	952,183	927,628	907,453	925,414	930,346
Interest-bearing deposits	2,663,604	2,568,316	2,616,606	2,552,997	2,583,166
Brokered deposits	67,598	135,700	100,175	100,133	91,735
Total deposits	3,683,385	3,631,644	3,624,234	3,578,544	3,605,247
Total subordinated debt	48,685	48,597	48,503	48,411	48,663
Total borrowed funds	219,811	231,263	226,192	255,978	179,122
Other interest-bearing liabilities	-	-	4,871	6,311	8,550
Total interest-bearing liabilities	2,999,698	2,983,876	2,996,347	2,963,830	2,911,236
Shareholders' equity	479,366	476,676	470,395	459,423	438,449

Loan Breakout (in thousands)	2026 3rd Qtr.	2026 2nd Qtr.	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.
Agricultural	$54,305	$49,672	$47,840	$56,218	$51,183
Commercial and Industrial	411,597	411,187	369,425	352,556	352,876
Commercial Real Estate	1,753,635	1,730,214	1,745,410	1,780,396	1,728,774
Consumer	30,209	26,121	23,180	26,701	27,328
Construction Real Estate	23,675	25,230	20,897	19,139	18,440
Residential Real Estate	779,378	776,822	725,358	728,037	728,844
Mortgage Warehouse Advances	42,228	53,535	51,187	58,987	2,483
Gross Loans (excluding held for sale)	$3,095,027	$3,072,781	$2,983,297	$3,022,034	$2,909,928

Allowance for credit losses	35,990	35,738	35,496	35,550	34,754

Net loans	$3,059,037	$3,037,043	$2,947,801	$2,986,484	$2,875,174

Performance Ratios	2026 3rd Qtr.	2026 2nd Qtr.	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.

Annualized return on average assets	1.30%	1.13%	1.24%	1.27%	1.36%
Annualized return on average equity	12.14%	10.46%	11.65%	12.07%	13.39%
Annualized return on average tangible common equity (non-GAAP)	19.59%	17.24%	19.39%	20.19%	23.00%
Net interest margin (GAAP)	3.67%	3.59%	3.63%	3.59%	3.73%
Net interest margin (fully tax-equivalent) (non-GAAP)	3.71%	3.63%	3.67%	3.63%	3.77%
Efficiency ratio	54.27%	55.86%	55.99%	54.12%	54.76%
Annualized cost of funds	1.73%	1.77%	1.73%	1.79%	1.77%
Annualized cost of deposits	1.54%	1.58%	1.54%	1.57%	1.57%
Cost of interest bearing liabilities	2.28%	2.32%	2.25%	2.35%	2.33%
Shareholders' equity to total assets	10.54%	10.83%	10.70%	10.55%	10.46%
Tangible common equity to tangible assets (non-GAAP)	7.29%	7.56%	7.34%	7.16%	7.04%
Annualized noninterest expense to average assets	2.38%	2.36%	2.34%	2.32%	2.43%
Loan to deposit	84.34%	85.42%	81.62%	84.14%	81.76%
Full-time equivalent employees	571	577	561	569	573

Capital Ratios ChoiceOne Financial Services Inc.	2026 3rd Qtr.	2026 2nd Qtr.	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.

Total capital (to risk weighted assets)	13.4%	13.3%	13.2%	12.7%	13.0%
Common equity Tier 1 capital (to risk weighted assets)	10.9%	10.7%	10.6%	10.2%	10.3%
Tier 1 capital (to risk weighted assets)	11.4%	11.2%	11.1%	10.7%	10.9%
Tier 1 capital (to average assets)	9.0%	8.8%	8.6%	8.5%	8.5%
Tier 1 capital (to total assets)	8.7%	8.4%	8.3%	8.1%	8.2%
Commercial Real Estate Loans (non-owner occupied) as a percentage of total capital	248.1%	249.9%	262.9%	279.0%	275.2%

Capital Ratios ChoiceOne Bank	2026 3rd Qtr.	2026 2nd Qtr.	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.

Total capital (to risk weighted assets)	12.9%	12.9%	12.9%	12.5%	12.8%
Common equity Tier 1 capital (to risk weighted assets)	11.8%	11.8%	11.8%	11.4%	11.7%
Tier 1 capital (to risk weighted assets)	11.8%	11.8%	11.8%	11.4%	11.7%
Tier 1 capital (to average assets)	9.3%	9.3%	9.2%	9.1%	9.1%
Tier 1 capital (to total assets)	9.0%	8.9%	8.9%	8.7%	8.8%
Commercial Real Estate Loans (non-owner occupied) as a percentage of total capital	258.5%	256.9%	268.9%	284.4%	280.0%

Asset Quality	2026 3rd Qtr.	2026 2nd Qtr.	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.
(in thousands)
Net loan charge-offs (recoveries)	$647	$309	$53	$305	$244
Annualized net loan charge-offs (recoveries) to average loans	0.08%	0.04%	0.01%	0.04%	0.03%
Allowance for credit losses	$35,990	$35,738	$35,496	$35,550	$34,754
Unfunded commitment liability	$1,347	$1,347	$1,347	$1,347	$1,647
Allowance to loans (excludes held for sale)	1.16%	1.16%	1.19%	1.18%	1.19%
Total funds reserved to pay for loans (includes liability for unfunded commitments and excludes held for sale)	1.21%	1.21%	1.23%	1.22%	1.25%
Non-Accruing loans	$36,678	$30,904	$27,892	$27,058	$17,365
Nonperforming loans (includes OREO)	$38,586	$32,773	$30,177	$29,582	$19,940
Nonperforming loans to total loans (excludes held for sale)	1.25%	1.07%	1.01%	0.98%	0.69%
Non-Accrual classified as PCD	$12,227	$15,102	$18,210	$19,007	$11,393
Nonperforming loans to total loans (excludes held for sale) attributed to PCD	0.40%	0.49%	0.61%	0.63%	0.39%
Nonperforming assets to total assets	0.87%	0.74%	0.69%	0.67%	0.46%

Non-GAAP Reconciliation

(Unaudited)

NON-GAAP Reconciliation	2026 3rd Qtr.	2026 2nd Qtr.	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.
Net interest income (tax-equivalent basis) (Non-GAAP)	$38,800	$37,095	$37,047	$37,232	$37,994
Net interest margin (fully tax-equivalent)	3.71%	3.63%	3.67%	3.63%	3.77%

Reconciliation to Reported Net Interest Income

Net interest income (tax-equivalent basis) (Non-GAAP)	$38,800	$37,095	$37,047	$37,232	$37,994

Adjustment for taxable equivalent interest	(365)	(398)	(405)	(392)	(397)

Net interest income (GAAP)	$38,435	$36,697	$36,642	$36,840	$37,597
Net interest margin (GAAP)	3.67%	3.59%	3.63%	3.59%	3.73%

(dollars in thousands)	2026 3rd Qtr.	2026 2nd Qtr.	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.
Total assets	$4,459,105	$4,456,889	$4,394,565	$4,410,551	$4,296,902
Less: goodwill	129,854	129,854	129,854	129,854	126,730
Less: intangible assets	26,316	27,888	29,464	31,149	31,694
Tangible assets	$4,302,935	$4,299,147	$4,235,247	$4,249,548	$4,138,478

Total equity	$469,809	$482,679	$470,001	$465,353	$449,615
Less: goodwill	129,854	129,854	129,854	129,854	126,730
Less: intangible assets	26,316	27,888	29,464	31,149	31,694
Tangible common equity	$313,639	$324,937	$310,683	$304,350	$291,191
Tangible common equity to tangible assets	7.29%	7.56%	7.34%	7.16%	7.04%

(dollars in thousands)	2026 3rd Qtr.	2026 2nd Qtr.	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.
Net income	$14,545	$12,463	$13,704	$13,867	$14,681
Add: intangible amortization (tax affected at 21%)	1,241	1,246	1,331	1,330	1,365
Adjusted net income	$15,786	$13,709	$15,035	$15,197	$16,046

Average shareholders' equity	$479,366	$476,676	$470,395	$459,423	$438,449
Less: average goodwill	129,854	129,854	129,854	127,308	126,730
Less: average intangible assets	27,125	28,696	30,319	31,092	32,599
Average tangible common equity	$322,387	$318,126	$310,222	$301,023	$279,120

Return on average tangible common equity	19.59%	17.24%	19.39%	20.19%	23.00%